EXHIBIT 3.1

		Colorado Secretary of State
		Date and Time: 08/28/2007 01:52 PM
Document processing fee		Id Number: 19871522585
If document is filed on paper	$125.00
If document is filed electronically	$25.00	Document number: 20071396166
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.		ABOVE SPACE FOR OFFICE USE ONLY
Amended and Restated Articles of Incorporation
filed pursuant to §7-90-301, et seq. and §7-110-107 and §7-90-304.5 of the Colorado Revised Statutes (C R.S.)

ID number:	19871522585

1. Entity name:	Z-AXIS CORPORATION
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name:	Silicon Mountain Holdings, Inc.
(if applicable)

3. Use of Restricted Words	☐ “bank” or “trust” or any derivative thereof
(if any of these terms are	☐ “credit union” ☐ “savings and loan”
contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “insurance”, “casualty”, “mutual”, or “surety”

4. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:	(mm/dd/yyyy)
     OR
If the corporation’s period of duration as amended is perpetual, mark this box: ☑

5.	The amended and restated constituent filed document is attached.

6.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

7.	(Optional) Delayed effective date:
(mm/dd/yyyy)
Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Hinton	Cheryl

		(Last)	(First)	(Middle)	(Suffix)

Patton Boggs LLP

(Street name and number or Post Office Box information)

1801 California Street, Suite 4900

		Denver	CO	80202

		(City	(State)	(Postal/Zip Code)

United States

		(Province — if applicable)		(Country–if not US)
(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing tie document to be delivered for filing, mark this box ☑ and include an attachment stating the name and address of such individuals.)
Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

NOTICE:
This “image” is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.
No such paper document was filed. Consequently, no copy of a paper document is available regarding this document.
Questions? Contact the Business Division. For contact information, please visit the Secretary of State’s web site.
Click the following links to view attachments
Attachment 1
Amended and Restated Articles

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
Z-AXIS CORPORATION
     Pursuant to Sections 7-110-103 and 7-110-107 of the Colorado Business Corporation Act, the undersigned corporation certifies to the Secretary of State of Colorado that (i) the following amendments to the Articles of Incorporation of Z-AXIS CORPORATION (the “Corporation”) were adopted by the Board of Directors and shareholders of the Corporation and the number of votes cast by each voting group of shareholders entitled to vote separately on the amendment was sufficient for approval by that voting group; and (ii) that the Board of Directors approved the following Amended and Restated Articles of Incorporation of Z-Axis Corporation.
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
Z-AXIS CORPORATION
     FIRST: The name of the Corporation is SILICON MOUNTAIN HOLDINGS, INC.
     SECOND: The period of its duration is perpetual.
     THIRD:
     (a) Purposes. The actions, objects and purposes of the business to be transacted shall be to develop computer graphic displays and to transact all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code, as amended.
     (b) Powers. In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations. The purposes for which this Corporation is organized are to engage in and do any lawful act concerning any and all lawful business which corporations may be organized under the laws of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of the corporate purposes now or hereafter in effect.
     FOURTH:
     (a) The aggregate number of shares which the Corporation shall have authority to issue is 33,000,000 shares, of which 30,000,000 shall constitute a class designated common stock having a par value of $.001 per share (the “Common Stock”), and 3,000,000 shall constitute a class designated preferred stock having a par value of $.001 per share (the “Preferred Stock”). All shares shall be fully paid and non-assessable for any purpose.
     (b) The Board Of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, including, without limiting the generality of the foregoing, the following:
          (i) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;
          (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;
          (iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;
          (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other terms and conditions of such redemption;
          (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;
          (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;
          (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of this class or any other class or classes of capital stock and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;
          (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the common stock or shares of stock of any other class or any other series of this class; and
          (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class or classes.
     (c) The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of anyone series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of anyone series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.
     (d) Each shareholder of record of common stock shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote, except that in the election of directors, he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be permitted in the election of directors or otherwise.
     (e) At all meetings of shareholders, one-third of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.
     (f) No shareholder of the Corporation shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.
     (g) The board of directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado and these Articles of Incorporation.
     FIFTH: The number of directors of the Corporation shall be fixed by the bylaws and shall not be more than nine nor less than the number required by the Colorado Corporation Code, as amended.
     SIXTH: The Corporation may conduct part or all of its business in any other part of Colorado, of the United States or of the world. It may hold, purchase, mortgage, lease and convey real and personal property in any of such places.
     SEVENTH: To the extent required by federal or state securities laws, the following legend will be placed on each share certificate issued by the Corporation to restrict the transferability of the Corporation’s shares of stock:
The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the corporation.
     In addition, the board of directors is authorized to impose any restriction on the sale, pledge, transfer or other disposition of shares of the Corporation by the shareholders which, in its sole discretion, but not limited to, these restrictions necessary to enable the Corporation to comply with state or federal securities laws.
     EIGHT: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.
     (a) Contracts with Directors, etc. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if: (i) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consent of such interested directors; or (ii) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (iii) the contract or transaction is fair and reasonable to the Corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.
     (b) Indemnification of Directors, etc. The Corporation shall indemnify, to the extent permitted by law, any director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Corporation. The Corporation shall further have the authority to the full extent permitted by law to indemnify its directors, officers, agents fiduciaries and employees against any claims, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification.
     (c) Negation of equitable interests in shares or rights. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to or interest in, such shares or rights deriving from such shares, on the part of any other person, including but without limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee, or transferee of any of the shares of the Corporation shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other property rights deriving from such shares against the Corporation, until such purchaser, assignee, or transferee has become the registered holder of such shares.
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